UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)
1115 Orlando Avenue
Roseville, California 95661-5247

(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Recent Sales of Unregistered Securities
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 4.1
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
Private Placement
          On December 21, 2007, Solar Power, Inc. (“Solar Power” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) in connection with a private placement of its securities to certain institutional and accredited investors for aggregate gross proceeds of approximately $11.7 million, before placement agent fees and offering expenses of approximately $150,000. Pursuant to the Purchase Agreement, the investors purchased an aggregate of 4,513,911 shares of Common Stock of the Company (“Common Shares”) at a price of $2.60 per share. Additionally, the investors were issued warrants (the “Warrants”) to purchase an aggregate of 1,351,164 shares of Solar Power common stock at an exercise price of $3.90 per share. The Warrants have a term of 5 years, and are exercisable beginning on June 20, 2008.
     Pursuant to the Purchase Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 20 days following the last closing of the sale of Common Shares and shares underlying the Warrants, covering the resale of those shares by the investors. Each of the Company and the investors has agreed to indemnify the other party and certain affiliates against certain liability related to the registration statement.
          Needham & Company, LLC (“Needham”) served as lead placement agent and Roth Capital Partners, LLC (“Roth”) served as co-placement agent for the transaction. Needham received a customary fee equal to 5.5% of the gross proceeds received from the investors and warrants to purchase 3.0% of the total number of Common Shares sold at an exercise price per share of $3.90 Roth received a customary fee equal to 1.0% of the gross proceeds received from the investors.
          The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, attached as an Exhibit hereto, and which is hereby incorporated herein by reference.
Item 3.02 Recent Sales of Unregistered Securities
          See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of Common Shares was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the investors represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(a)	Exhibits.
4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, by and among Solar Power, Inc. and the investors named therein.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: December 26, 2007	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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Exhibit Index

Exhibits	Description
4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, by and among Solar Power, Inc. and the investors named therein.